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                                                                    Exhibit 9.18

                             SUB-CUSTODIAN AGREEMENT

          AGREEMENT dated as of September 26, 1997 among THE CHASE MANHATTAN BANK, N.A. ("Bank"), NICHOLAS-APPLEGATE MUTUAL FUNDS (the "Fund") and PNC BANK, NATIONAL ASSOCIATION ("Company").

                                   WITNESSETH:

          WHEREAS, the Company has entered into a Custodian Agreement with the Fund, a Delaware business trust, to provide domestic custody services; and

          WHEREAS, the Company and the Fund wish to retain Bank to provide certain foreign sub-custodian services to the Company and the Fund for the benefit of the Fund and certain of its series of shares of beneficial interest ("Portfolios"), and Bank is willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. CUSTODY ACCOUNT. The Bank agrees to establish and maintain (a) a separate custody account for each Portfolio of the Fund designated on Appendix A ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") from time to time received by the Bank or any sub-custodian (as defined in the second paragraph of Section 3 hereof) for the account of the designated Portfolio; and (b) a separate deposit account or accounts in the name of each designated Portfolio ("Deposit Account") for any and all cash and cash equivalents in any currency received by the Bank or any sub-custodian for the account of the designated Portfolio, which cash shall not be subject to withdrawal by draft or check. The term "Property" as used herein shall mean all Securities, cash, cash equivalents and other assets held by the Portfolios.

          2. MAINTENANCE OF PROPERTY ABROAD. Securities in a Custody Account shall be held in the country or other jurisdiction as shall be specified from time to time in Instructions (as defined in Section 9 hereof), provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account, and cash in a Deposit Account shall be credited to an account in such country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts. Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Fund on behalf of each designated Portfolio with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Fund may direct, if acceptable to the Bank.
          3. ELIGIBLE FOREIGN CUSTODIANS AND SECURITIES DEPOSITORIES. The Company andthe Board of Trustees of the Fund authorize the Bank to hold the Securities in the Custody Account(s) and the
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cash in the Deposit Account(s) in custody and deposit accounts, respectively, which have been established by the Bank with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that prior to the establishment of accounts with any such branch, eligible foreign custodian or foreign securities depository, the Company and the Board of Trustees of the Fund have approved the use of, and the Bank's contract with, such branch or eligible foreign custodian or eligible foreign securities depository by resolution, and Instructions to such effect have been provided to the Bank. Furthermore, if a Bank's branch, a branch of a qualified U. S. bank or an eligible foreign custodian is selected to act as the Bank's sub-custodian to hold any Property and such selection is approved by the Board of Trustees of the Fund, such entity is authorized to hold such Property in its account with any eligible foreign securities depository in which it participates so long as such foreign securities depository has been approved by the Board of Trustees of the Fund. For purposes of this Agreement
(a) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended ("Rule 17f-5");
(b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereto) or (ii) a majority-owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereto); and (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

          Hereinafter the term "sub-custodian" will refer to any Bank branch, any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for a Custody Account or a Deposit Account and which has been approved by the Company and the Board of Trustees of the Fund. If, after the initial approval of the sub-custodians by the Board of Trustees of the Fund in connection with this Agreement, the Bank wishes to appoint other sub-custodians to hold the Fund's or any Portfolio's Property, it will so notify the Company and the Fund and will provide them with information reasonably necessary to determine any such new sub-custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such sub-custodian. Such appointment shall not become effective until each of the Company and the Board of Trustees of the Fund has provided Instructions indicating its approval.

          If the Bank intends to remove any sub-custodian previously approved, it shall so notify the Fund and the Company, both of which shall have the right to approve such removal, and upon such removal, shall move the Property deposited with such sub-custodian to another sub-custodian previously approved or to a new sub-custodian, provided that the appointment of any new sub-custodian will be subject to the approval and other requirements set forth in the preceding


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paragraph.  The Bank shall take steps as may be required to remove any sub-custodian which has ceased to meet the requirements of Rule 17f-5.

          4. USE OF SUB-CUSTODIANS. With respect to Property which is maintained by the Bank in the physical custody of a sub-custodian pursuant to
Section 3:

               A. The Bank will identify on its books as belonging to each designated Portfolio any Property held by such sub-custodian.

               B. In the event that a sub-custodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such sub-custodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

               C. Any Securities in a Custody Account held by a sub-custodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities held in an eligible foreign securities depository for the account of a sub-custodian will be subject only to the instructions of such sub-custodian.

               D. The Bank will only deposit Securities in an account with a sub-custodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such sub-custodian as a special custody account for the exclusive benefit of customers of the Bank.

               E. Any agreement the Bank shall enter into with a sub-custodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such sub-custodian or its creditors except for a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement.

               F. The Bank shall allow independent public accountants of the Fund such access to the records of the Bank relating to Property held in a Custody Account and a Deposit Account as is reasonably requested by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable law, also obtain from any sub-custodian with which the Bank maintains the physical possession of any Property an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such sub-custodian as is reasonably requested in connection with their examination of the books and records pertaining to the affairs of the Fund or to supply a verifiable confirmation of the contents of such records. The Bank shall furnish the Fund and the Company such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement.


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               G.   The Bank will supply to the Fund, care of its investment
adviser, and the Company at least monthly a statement in respect to any Property in a Custody and a Deposit Account held by each sub-custodian, including an identification of the entity having possession of such Property, and the Bank will send to the Fund and the Company an advice or notification of any transfers of Property to or from the Custody Account and Deposit Account, indicating, as to Property acquired for an investment portfolio of the Fund, the identity of the entity having physical possession of such Property. In the absence of the filing in writing with the Bank by the Fund of exceptions or objections to any such statement within one hundred twenty (120) days of the Fund's receipt of such statement, or within one hundred twenty days (120) days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund of any such statement the Bank shall, to the extent permitted by law and provided the Bank has met the standard of care in Section 12 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Company and the Fund and all persons having any equity interest in the Fund were parties.

               H. The Bank hereby warrants to the Fund and the Company that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Securities of the Fund pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar Securities held by the Bank (and its securities depositories) in New York.

               I. The Bank hereby warrants to the Fund and the Company that as of the date of this Agreement it is maintaining a sufficient Bankers Blanket Bond and hereby agrees to notify the Fund and the Company in the event its Bankers Blanket Bond is canceled or otherwise lapses.

               J. The Bank agrees to comply with all applicable requirements of federal and other securities laws, rules and regulations with respect to all duties to be performed by the Bank hereunder.

          5. DEPOSIT ACCOUNT PAYMENTS. Subject to the provisions of Section 7, the Bank shall make, or cause its sub-custodian to make, payments of cash credited to a Deposit Account only:

               A. in connection with the purchase of Securities for a designated Portfolio and the delivery of such Securities to, or the crediting of such Securities to the particular Custody Account of, the Bank or its sub-custodian, each such payment to be made at prices as confirmed by Instructions from Authorized Persons (as defined in Section 10 hereof);

               B. for the purchase or redemption of shares of beneficial interest of the designated Portfolio involved and the delivery to, or crediting to the account of, the Bank or its sub-custodian of such shares to be so purchased or redeemed;


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               C.   for the payment for the account of the designated Portfolio involved of dividends, interest, taxes, management, administrative, distribution, shareholder service and transfer agency fees, capital distributions or other operating expenses;

               D. for the payments to be made in connection with the conversion, exchange or surrender of Securities held in a Custody Account;

               E. for other proper purposes of the designated Portfolio involved; or

               F. upon the termination of this Custody Agreement as hereinafter set forth.

All payments of cash for a purpose permitted by subsection (a), (b), (c) or (d) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this Section 5. In the case of any payment to be made for the purpose permitted by subsection (e) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board of Trustees of the Fund adequately describing such payment, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment shall be made. Any payment pursuant to subsection (f) of this Section 5 will be made in accordance with Section 17 hereof.

          In the event that any payment for a designated Portfolio made under this Section 5 exceeds the funds available in that Portfolio's Deposit Account, the Bank may, in its discretion, advance the Fund on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed a loan from the Bank to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans. If the Bank causes a Deposit Account to be credited on the payable date for interest, dividends or redemptions, the designated Portfolio involved will promptly return to the Bank any such amount or property so credited upon oral or written notification that neither the Bank nor its sub-custodian can collect such amount or property in the ordinary course of business. The Bank or its sub-custodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property beyond its ordinary collection procedures.

          6.   CUSTODY ACCOUNT TRANSACTIONS.  Subject to the provisions of
Section 7, Securities in a Custody Account will be transferred, exchanged or delivered by the Bank or its sub-custodians only:

               A. upon sale of such Securities for the designated Portfolio involved and receipt by the Bank or its sub-custodian of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

               B. when such Securities are called, redeemed or retired, or otherwise become payable;


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               C.   in exchange for or upon conversion into other Securities
alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

               D. upon conversion of such Securities pursuant to their terms into other Securities;

               E. upon exercise of subscription, purchase or other similar rights represented by such Securities;

               F. for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

               G. for the purpose of redeeming in kind shares of beneficial interest of the designated Portfolio involved against delivery to the Bank or its sub-custodian of such shares to be redeemed;

               H. for other proper purposes of the designated Portfolio involved; or

               I. upon the termination of this Custody Agreement as hereinafter set forth.

All transfers, exchanges or deliveries of Securities in a Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e) or (f) of this
Section 6 will be made, except as provided in Section 8 hereof, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the shares held by the Bank or its sub-custodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such shares shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsection (h) of this Section 6, the Bank must first receive from the Company a certified copy of a resolution of the Board of Trustees of the Fund adequately describing such transfer, exchange or delivery, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such Securities shall be made. Any transfer or delivery pursuant to subsection (i) of this Section 6 will be made in accordance with
Section 17 hereof.

          7. CUSTODY ACCOUNT PROCEDURES. With respect to any transaction involving Securities held in or to be acquired for a Custody Account, the Bank in its discretion may cause the Deposit Account for the designated Portfolio involved to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the particular Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the particular Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Bank does not determine so to credit or debit the particular Deposit Account, the proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be


                                       -6-
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debited to the particular Deposit Account on the date such proceeds or
Securities are received by the Bank.

          Notwithstanding the preceding paragraph, settlement and payment for Securities received for, and delivery of Securities out of, a Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

          8. ACTIONS OF THE BANK. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its sub-custodian, to:

               A. present for payment any Securities in a Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or sub-custodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Sections 2, 3 and 4 hereof;

               B. in respect of Securities in a Custody Account, execute in the name of the Fund on behalf of the designated Portfolio involved such ownership and other certificates as may be required to obtain payments in respect thereof;

               C. exchange interim receipts or temporary Securities in a Custody Account for definitive Securities;

               D. collect and receive for the account of the designated Portfolio all income, dividends, distributions, coupons, option premiums, other payments and similar items, and promptly advise the Fund and the Company of such receipt and credit such income, as collected, to the designated Portfolio's Deposit Account;

               E. endorse and deposit for collection, in the name of the Fund and the designated Portfolio, checks, drafts, or other orders for the payment of money;

               F. (if applicable) convert monies received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affliates or sub-custodians;

               G. reclaim taxes withheld by foreign issuers where reclaim is possible, provided that Bank has been provided with all documentation it may require.


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          9.   INSTRUCTIONS.  As used in this Agreement, the term "Instructions"
means instructions of the Fund or the Company received by the Bank via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

          Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the designated Portfolio involved and the Company will hold the Bank harmless for the Company's or the Fund's (i) failure to send such confirmation in writing, or (ii) the failure of such confirmation to conform to the telephone Instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Fund or the Company thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund and the Company shall safeguard any testkeys, identification codes or other security devices which the Bank shall make available to them. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to a Custody Account.

          10. AUTHORIZED PERSONS. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Company or of the Fund as have been designated by a resolution of the Board of Trustees of the Fund, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

          11. NOMINEES. Securities in a Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The Fund on behalf of each designated Portfolio involved agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of such nominee's negligence. The Bank may without notice to the Company or the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Fund. In the event that any Securities registered in the name of the Bank's nominee or held by one of its sub-custodians and registered in the name of such sub-custodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

          12.  STANDARD OF CARE.

               A. The Bank shall be obligated to perform only such duties as are set forth in this Agreement or expressly contained in Instructions given to the Bank which are consistent with the provisions of this Agreement.

               1. The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Property. The Bank shall be liable to the Fund and the Company for any loss which shall occur as the result of the failure of a sub-custodian or an eligible foreign securities depository to exercise reasonable care with respect to the safekeeping of such Property to the same extent that the Bank would be liable to the Fund and the Company if the Bank were holding such Property in New York. In the event of any loss to the Fund or the Company by reason of the failure of the Bank or its sub-custodian or an eligible foreign securities depository to exercise reasonable care, the Bank shall be liable to the Fund or the Company only to the extent of the Fund's or Company's direct damages and expenses to be determined based on, but not limited to, the market value of the Property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

               2. The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent (other than as provided herein) which it or a sub-custodian appoints and uses unless such appointment and use were made or done negligently or in bad faith.

               3. The Bank shall be indemnified by, and without liability to, the designated Portfolio involved and the Company for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith and without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith and without negligence to have been validly executed.

               4. The Fund, on behalf of each designated Portfolio, agrees to cause such Portfolio to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Property in such Portfolio's Custody Account and Deposit Account.

               5. The Bank, at its own expense, shall be entitled to rely, and may act upon the advice of reasonably qualified counsel (who may be counsel for the Fund or the Company) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

               6. The Bank need not maintain any insurance for the exclusive benefit of the Fund or Company.

               7. Without limiting the foregoing, the Bank shall not be liable for any loss which results from:

                    a.   the general risk of investing, or

                    b. subject to Section 12(a)(i) hereof, investing or holding Property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Property.

               8. No party shall be liable to the other for any loss due to forces beyond its control including but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

               B. Consistent with and without limiting the first paragraph of this Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

               1. Question Instructions or make any suggestions to the Fund, Company or an Authorized Person regarding such Instructions;

               2. Supervise or make recommendations with respect to investments or the retention of Securities;

               3. Subject to Section 12(a)(ii) hereof, evaluate or report to the Fund, Company or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

               4. Review or reconcile trade confirmations received from brokers.

               C. The Bank shall provide to the Company and the Fund, on an annual basis, a report confirming that the arrangements hereunder remain in compliance with the rules of the Securities and Exchange Commission governing such arrangements, and information regarding changes in the law which affects any of the sub-custodians, and shall promptly inform the Fund in the event that the Bank learns of any material adverse change in the financial condition of any sub-custodian.

          13. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION RULES AND ORDERS. Except to the extent the Bank has specifically agreed pursuant to this Agreement or in an exemptive order to comply with a condition of Rule 17f-5 or any interpretation or exemptive order promulgated thereunder by or under the authority of the Securities and Exchange Commission, the Fund shall be solely responsible to assure that the maintenance of Securities and cash under this Agreement complies with such Rule 17f-5.

          14. CORPORATE ACTION. Whenever the Bank or its sub-custodian receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Company notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers, and the Company will forward such notice to the Fund.

          When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank or its sub-custodians will endeavor to obtain Instructions from the Fund, Company or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the applicable Deposit Account with the proceeds and to take any other action it deems, in good faith, to be appropriate in which case, provided it has met the standard of care in Section 12 hereof, it shall be held harmless by the Fund on behalf of the designated Portfolio involved for any such action.

          The Bank will deliver proxies to the Company or its designated agent pursuant to special arrangements which may have been agreed to in writing between the parties hereto. Such proxies shall be executed in the appropriate nominee name relating to Securities in a Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with instructions from Authorized Persons.

          15. FEES AND EXPENSES. The Fund agrees to pay to the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Bank's out-of-pocket or incidental expenses, including (but without limitation) reasonable legal fees. The Fund hereby agrees on behalf of the designated Portfolios to cause the designated Portfolio to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed, or assessed with respect to such Portfolio's Custody Account, and also agrees on behalf of the designated Portfolios to cause the designated Portfolios to hold the Bank, its sub-custodians, and their respective nominees harmless from any liability as a record holder of Securities in such Portfolio's Custody Account. The Bank is authorized to charge any account of the designated Portfolio involved for such items and the Bank shall have a lien on Securities in such Portfolio's Custody Account and on cash in such Portfolio's Deposit Account for any amount owing to the Bank in connection with such investment portfolio from time to time under this Agreement.

          16. EFFECTIVENESS. This Agreement shall be effective on the date first noted above.

          17. TERMINATION. This Agreement may be terminated by the Fund, the Company or the Bank upon 60 days' prior written notice to the others, sent by registered mail, provided that any termination by the Company shall be authorized by a resolution of the Board of Trustees of the Fund, and provided further, that such resolution shall specify the names of persons to whom the Bank shall deliver the Securities in each Custody Account and to whom the cash in each Deposit Account shall be paid. If notice of termination is given by the Bank, the Fund or the Company shall, within 60 days following the giving of such notice, deliver to the Bank the names of the persons to whom the Bank shall deliver such Securities and cash. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund or the Company the names of the persons to whom the cash in each Deposit Account shall be paid and to whom the Securities in each Custody Account shall be delivered, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York and qualified as a custodian under the Investment Company Act of 1940 to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until the names of the persons to whom the cash in each Deposit Account shall be paid and to whom the Securities in each Custody Account shall be delivered is provided to the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement, and the obligations of each designated Portfolio to indemnify and/or hold harmless other persons or entities under this Agreement shall be the several (and not the joint or joint and several) obligation of each Portfolio.

          18. NOTICES. Any notice or other communication from the Fund or the Company to the Bank shall be in writing and shall be delivered, sent by registered or certified mail, return receipt requested, or communicated by telegram, telex or facsimile transmission addressed to the office of the Bank at 1211 Avenue of the Americas (33rd floor), New York, New York, 10036, Attention:
Global Custody Division, or such other address as may hereafter be given to the Fund or the Company in accordance with the notice provisions hereunder, and any notice from the Bank to the Fund or the Company shall be in writing and shall be delivered, sent by registered or certified mail, return receipt requested, or communicated by telegram, telex or facsimile transmission addressed to the Fund and to the Company at the addresses appearing below their signatures to this Agreement, or as the same may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund or the Company.

          19. GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of New York (without regard to principles of conflicts of law) and shall not be assignable by any party, but shall bind the successors and assigns of the Fund, the Company and the Bank.

          20. HEADINGS. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

          21. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          22. CONFIDENTIALITY. Bank agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential shareholders, and relative to the Company and its prior, present, or potential customers, except, after prior notification to and approval in writing by the Fund or the Company, as the case may be, which approval may not be withheld where Bank may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund or the Company.

          23. LIMITATIONS ON LIABILITY. Pursuant to the Fund's Declaration of Trust, no trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the Bank or any sub-custodian, other than to the Fund or its shareholders, in connection with Fund property or the affairs of the Fund, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Fund property for satisfaction of claims of any nature against a trustee, officer, employee or agent of the Fund arising in connection with the affairs of the Fund. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a designated Portfolio shall be enforceable against the assets and property of Portfolio only, and not against the assets and property of any other series or Portfolio.

          24. OWNERSHIP OF RECORDS. The books and records pertaining to the Fund and each designated Portfolio, which are in the possession of the Bank or any sub-custodian, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all times during the Bank's or any sub-custodian's business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Bank or the sub-custodian to the Fund or to an Authorized Person of the Fund, at the Fund's expense.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                    PNBC BANK, NATIONAL ASSOCIATION


                    By:
                       --------------------------------------------------------

                    Address for record:

                    Airport Business Center
                    200 Stevens Drive
                    Lester, PA  19113

                    THE CHASE MANHATTAN BANK, N.A.

                    By:
                       --------------------------------------------------------

                    Address for record:

                    270 Park Avenue
                    New York, NY  10036


                    NICHOLAS-APPLEGATE MUTUAL FUNDS


                    By:
                       --------------------------------------------------------

                    Address for record:

                    600 West Broadway, 30th Floor
                    San Diego, CA  92101

                                   APPENDIX A

                          LIST OF DESIGNATED PORTFOLIOS


                       Nicholas-Applegate Pacific Rim Fund
                      Nicholas-Applegate Greater China Fund
                      Nicholas-Applegate Latin America Fund
                    Nicholas-Applegate Global Blue Chip Fund
                  Nicholas-Applegate Emerging Markets Bond Fund


     In addition, any series or portfolio established by the Fund in the future in respect of which the Fund and the Company wish to have the Bank agree in writing to serve as sub-custodian.


Dated:  September 26, 1997